Exhibit 99.1

Evaluation of the Prospective

Resources of the March GL

Greenland License

As of September 1, 2025

Prepared For:	March GL Company

By:	Sproule ERCE

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Prepared For	March GL Company

Project Number	37008.116258

Distribution	March GL Company

	Summary Volume	(Digital copy)

	Property Volume	(Digital copy)

	Sproule ERCE	(Full digital copy retained)

Editor	SMS

This document is strictly confidential and solely for the recipient’s use and may not be reproduced or circulated without Sproule ERCE’s prior written consent. If you are not the intended recipient, you may not disclose or use the information in this documentation in any way.

116258 Evaluation of the Prospective Resources of the March GL Greenland License	0

Table of Contents

1.	Certification			7
2.	Background			14
3.	Geological Setting			17
	3.1	Basin Formation		17
	3.2	Stratigraphy		17
4.	Petroleum System			19
	4.1	Primary Source Rocks		19
		4.1.1	Ravnefjeld Formation (Upper Permian):	19
		4.1.2	Hareelv Formation (Upper Jurassic):	19
	4.2	Secondary Source Rocks		19
		4.2.1	Other Potential Sources:	20
	4.3	Primary Reservoir Rocks		20
		4.3.1	Wegener Halvo Formation [P] (Upper Permian Carbonates):	20
		4.3.2	Wordie Creek Formation [WCC] & Gipsdalen [G] (Upper Permian to Lower Triassic Sandstones):	20
		4.3.3	Kap Stewart Formation [KS] (Lower Jurassic):	20
		4.3.4	Neill Klinter [NK], Vardekloft [V], and Upper Jurassic Formations:	21
	4.4	Secondary Reservoir Rocks		21
	4.5	Seal Rocks		21
5.	Known Prospects Types with Updated Assessment			22
	5.1	Permian Carbonate Buildups (Wegener Halvo) and Associated Plays:		22
	5.2	Triassic Incised Channels and Fluvial Sandstone Leads:		22
	5.3	Jurassic Shelf and Deltaic Sandstone Plays:		22
6.	Play Summary Table			23
7.	Background Activity			24
8.	Volumetrics			24
9.	March GL Proposed Drilling Program			25

116258 Evaluation of the Prospective Resources of the March GL Greenland License	1

10.	Risking		26
	10.1	Risk of Discovery	26
	10.2	Risk of Development	28
11.	Conclusions and Remarks		29
	11.1	Cautionary Statement on Exploration Activities	29
	11.2	Disclaimer	30
12.	References		30
Appendix A: Probabilistic Factors used for Volumetric Analysis			32
Appendix B: Individual and Total Gross Unrisked Prospect Volumes			33

Tables

Table 1: Summary Gross and Net Unrisked Recoverable Prospective Oil Volumes (Million Barrels) by Formation and Prospect	4

Table 2: Gross Unrisked Prospective Resources for the Initial Three Drilling Locations	5

Table 3: Play Summary	23

Table 4: Summary Table of Leads Relative to Basin Depth	23

Table 5: March GL’s First Three Drilling Locations	27

Figures

Figure 1: Location Map (from Company)	14

Figure 2: Geologic Map of Jameson Land Basin, Greenland Showing 2D Seismic Database (From Company)	15

Figure 3: Stratigraphic Chart	18

Figure 4: Detail Map of March GL’s Drilling Locations for OPW 1 and OPW 9	25

Figure 5: Detail Map of March GL’s Drilling Locations for OPW 6	25

116258 Evaluation of the Prospective Resources of the March GL Greenland License	2

Mr. Robert Price

March GL Company

Suite 400, 3400 E. Bayaud Avenue

Denver, CO 80209

Re:	Evaluation of the Prospective Resources of the March GL Greenland License

To Mr. Price,

Pursuant to your request, Sproule Incorporated (Sproule ERCE) created an independent report that reviews the four relevant geological reports

1.	Gaffney Cline Associate (GCA) 2024 Independent Audit of White Flame Energy

2.	Arco 1987 Geological and Geophysical Interpretation, Jameson Land, East Greenland

3.	Greenland Geological Survey (GGS) 1987, Additional Archival Seismic and Gravity Data Report

4.	80 Mile (80M) Resource Estimates of 58 Greenland Prospects

In order to validate levels of Prospective Resource Assessments in

1.	Jameson Land Basin, within the three held licenses

2.	The total prospective resource base identified in the prospects defined by 80M in their spreadsheets.

3.	The prospective resources identified in the first three drilling prospects by March GL in the upcoming drilling campaign.

These resource assessments have been done according to PRMS standards using the P90 (1U) \ Pmean (2U) \ P10 (3U) ranges and nomenclature. Standard Geologic Chance of Success (Pg) and Chance of Commercial Development (Pc) have been assessed for 3 drilling prospects. The purpose of this report will be both to give an independent validation of the exploration potential and to show that beyond the current drilling campaign there are already a large number of identified prospects, with associated volumes, and that within the greater basin as exploration continues with additional seismic data there is the potential for continued discoveries.

This resource evaluation was prepared in compliance with both SEC and PRMS evaluation standards as of October 1, 2025. The resources have been estimated using the reserve and resource estimation guidelines outlined by the Petroleum Resources Management System (PRMS), as revised June 2018. The Company currently holds 2,000,315 gross acres and 1,400,220.5 net acres of undeveloped mineral leases in Greenland. March GL has indicated to Sproule ERCE that it currently has 70% WI in the oil and gas mineral rights to the following licenses in the country of Greenland:

116258 Evaluation of the Prospective Resources of the March GL Greenland License	3

●	License 2015/13 2572 km2 originally awarded June 2015

●	License 2015/14 2923 km2 originally awarded June 2015

●	License 2018/40 2600 km2 originally awarded March 2019

It is important to note as of the date of this report that the Company has no proved, probable, or possible oil and gas reserves. The Company has not drilled any wells on its properties and thus has yet to have the opportunity to establish the commercial viability of any hydrocarbon accumulations. All estimates of potential future recovery are prospective in nature and highly speculative. By definition, no reserves can be attributed to undrilled acreage until penetrated by a wellbore and adequately tested. Sproule ERCE was not requested to evaluate the economic potential of the March GL licenses however the IPT September 2025 report prepared for March GL was made available to Sproule ERCE and reviewed. Questions concerning the development costs, current timing and staging of equipment and materials needed to conduct exploration in arctic environments and the current contracts should be referred to the IPT report. The March GL Greenland project is an undrilled frontier basin and thus needs to be risked accordingly. Sproule ERCE has provided detailed geologic and commercial risking guidance later in this document.

Table 1 shows the estimated volumes of gross and net unrisked recoverable prospective oil from all fifty-eight identified prospects by 80M. The detailed full list of the fifty-eight prospects is found in Appendix A.

Table 1: Summary Gross and Net Unrisked Recoverable Prospective Oil Volumes (Million Barrels)
by Formation and Prospect.

Prospect	1U	2U	3U	1U	2U	3U
	Gross Oil	Gross Oil	Gross Oil	Net Oil	Net Oil	Net Oil
Aggregated Sum of 58 Prospects**	1,088.7	4,196.3	13,039.7	762.1	2,937.4	9,127.8

“Prospective Resources are the estimated quantities of petroleum or other commercial gases that may potentially be recovered by the application of a future development project related to undiscovered accumulations. These estimates have both an associated risk of discovery and a risk of development. Further exploration, appraisal and evaluation are required to determine the existence of a significant quantity of potentially recoverable hydrocarbons.”

** The Aggregated Sum of all 58 Prospects is an assumption that every horizon on every prospect is productive. Sproule ERCE has also evaluated the risked volumes and presented those volumes in a table under the chapter Risk later in the report.

The values presented in this report are based on ownership interests provided by March GL. Any changes to these inputs may justify revisions to the reported valuation amounts.

116258 Evaluation of the Prospective Resources of the March GL Greenland License	4

Many of the formations stack vertically, overlaying each other in a stratigraphic position which allows for the testing of multiple formations with a single wellbore. The March GL plans have identified several locations and high-graded three locations for the immediate drilling and testing. These locations are designated as OPW-1, OPW-6 and OPW-9. Statistical analysis of the range of recoverable oil resources, in millions of barrels, for all potential targets in each of the three locations is presented below, in Table 2. and represents the first three well sites identified by March GL from the 80M Report and also verified in the GCA report.

Table 2: Gross Unrisked Prospective Resources for the Initial Three Drilling Locations.

Drilling Location	Prospect	Reservoir Level	Depth (m)	1U	2U	3U
				P90	Pmean	P10
OPW 1	KS1	Kap Stewart	1,554	7.2	35.0	114.4
	GA	Gipsdalen	1,980	124.2	696.1	2,519.7
	GC	Gipsdalen	2,163	18.5	61.3	163.8
	GB	Gipsdalen	2,558	10.5	18.7	28.7
	G3/G4	Gipsdalen	3,413	19.2	58.9	150.4
	Total (mmbbls)			179.5	870.1	2,977.0
OPW 6	NK2	Neill Klinter	1,089	39.5	162.0	496.5
	G2	Gipsdalen	3,860	20.8	125.8	474.4
	PF	Wegener Halvo	4,498	13.2	50.4	145.7
	Total (mmbbls)			73.5	338.2	1,116.6
OPW 9	GA	Gipsdalen	1,089	124.2	696.1	2,519.7
	KS2	Kap Stewart	1,980	42.1	193.0	629.2
	NK2	Neill Klinter	2,151	39.5	162.	496.5
	Total (mmbbls)			205.8	1,051.1	3,645.4

It is noted that the third well, OPW 9, targets two prospects, GA and NK2, that are targeted in the first two wells. Thus, the information gathered in the first wells, OPW 1 and OPW 6 will be used to reduce the risk of the third well OPW 9. The volumes of oil attributed to OPW 9, if successful, are not independent of the volumes that are also assigned to the same prospect in OPW 1 or OPW 6 thus they cannot be aggregated. Individual and composite risking values are presented in a later chapter in this report. Sproule ERCE has not independently evaluated any of the fifty eight prospects but was only requested to review the methodology used to calculate the in-place and recoverable volumes.

116258 Evaluation of the Prospective Resources of the March GL Greenland License	5

All drilling locations identified by 80M have been interpreted on 1,798 Km of 2D seismic data with a line spacing of three to five kilometers in License 2015/13 and eight to twelve kilometers in License 2015/14. This is considered a reconnaissance level density of seismic data and as more data is acquired to infill this grid, and particularly if 3D data is acquired, then future interpretations will be anticipated to detail additional prospects. All reports identify multiple additional leads and identify that the older Devonian to Late Carboniferous strata have reservoir potential that has yet to be fully quantified. Recovery factors that have been used to calculate estimated recoverable oil have assumed normal pressure gradients in order to be conservative however the tectonic history that has been documented by outcrop mapping and by seismic interpretations has shown considerable burial and uplift which can result in overpressured reservoirs. If any of the reservoirs are overpressured this can result in higher-than-expected recovery factors, thus a greater volume of oil being produced.

116258 Evaluation of the Prospective Resources of the March GL Greenland License	6

1.	Certification

Sproule ERCE is a professional consulting firm with experience in petroleum engineering, geology, reserves reporting and property evaluation. Results of this appraisal report are certified as unbiased, reasonable assessments of the quantities of the prospective oil volumes as of September 1, 2025 for March GL interests. These estimates, although considered reliable, may, in fact, be considerably more or less than reported. Reductions or additions to the estimated volumes may be due to, but not limited to, changes in Federal regulations, future well damage or stimulation, drastic changes in product prices, and changes in operating costs.

Sproule ERCE’s compensation for this report is not contingent on the estimate of reserves, resources or future income attributable to the properties. Sproule ERCE and its employees do not have any interest in these properties. This report was completed at the request of March GL and was prepared for the exclusive use and sole benefit of March GL.

The estimated reserves, resources and valuations presented in this report are based on geological and reservoir engineering work performed by Sproule ERCE. All the accounts, records and data required for this evaluation were furnished to Sproule ERCE by March GL. The ownership interest and other factual data provided to Sproule ERCE by March GL were accepted without independent verification. Sproule ERCE staff did not conduct a site inspection of the properties presented in this report.

Report Qualifications

The reserves, resources and valuations indicated in this report are estimates only and should not be considered as exact quantities. They represent our best judgments, after having utilized generally accepted engineering, geologic and economic procedures.

Sproule ERCE carried out such tests as was considered necessary to check the veracity of the production data, operating costs, and engineering procedures. In evaluating the information at our disposal, we excluded from our consideration all legal and accounting matters. This report has been prepared assuming the continuation of existing regulatory and fiscal conditions subject to government regulations. There is no assurance that regulations will not change. Any changes, which cannot reliably be predicted, could impact the ability of March GL to recover the estimated reserves and resources.

Statement of Risk

It is Sproule ERCE’s opinion that the estimated reserves and resources, and other reserve and resource information, as specified in this report are reasonable and have been prepared in accordance with the generally accepted petroleum engineering and evaluation principles as set forth in PRMS reserves definitions. However, while these estimates are prepared with reasonable care, unforeseen changes in future well and field performance, the impact of offset drilling, changes in market conditions and sales contracts, along with changes in operating conditions and associated costs may all impact the actual

116258 Evaluation of the Prospective Resources of the March GL Greenland License	7

ability to recover the reserves estimated in this report and, subsequently, generate the estimate cash flow. As a result, any use of or reliance on this report needs to recognize such risks and uncertainty, and Sproule ERCE makes no warranties concerning the ability to realize stated reserves or future estimated revenue in this report. "This document contains forward-looking statements. Actual results may differ materially due to [specific risk factors]. Important factors that could cause results to differ include geological uncertainties, drilling risks, commodity price volatility, and regulatory changes.

Neither Sproule ERCE nor any of its employees have any interest in the subject properties. Neither the employment to conduct this study nor the compensation for this study was contingent on Sproule ERCE’s estimates of reserves and future income. This report has been prepared for the sole and exclusive use of March GL. Use by other parties, or for purposes other than those expressed by March GL, is not authorized without written consent by Sproule ERCE.

It has been Sproule ERCE’s pleasure to prepare this analysis for March GL. If you should have any questions concerning this analysis, please feel free to contact us.

116258 Evaluation of the Prospective Resources of the March GL Greenland License	8

Report Preparation

The report entitled Evaluation of the Prospective Resources of the March GL Greenland License was prepared by the following Sproule ERCE personnel:

Project Leader Preparation of: Geological Evaluation

Preparation of: Engineering Evaluation

116258 Evaluation of the Prospective Resources of the March GL Greenland License	9

Responsible Member Validation

The following Responsible Member of Sproule Incorporated certify that our internal quality control process has been followed in accordance with our Professional Practice Management Plan.

/s/ Alexey Romanov
Alexey Romanov, Ph.D., P.Geo. Principal Geoscientist

The Issuance Date of this report is the latest date on which a Responsible Member of Sproule ERCE validated this report.

116258 Evaluation of the Prospective Resources of the March GL Greenland License	10

Certificate of Qualifications

Jeffrey Aldrich, L.P.G., P.Geo.

I, Jeffrey B. Aldrich, Principal, Geoscientist of Sproule ERCE, 870, 1700 Broadway Street, Denver, Colorado, USA, declare the following:

1.	I hold the following degree:

a.	B.Sc. Geology (1977), Vanderbilt University, Nashville, TN, USA

b.	M.Sc. Geology (1983), Texas A&M University, College Station, TX, USA

2.	I am a licensed Professional:

a.	Licensed Professional Geoscientist (P.G.) Louisiana, USA #394

b.	Licensed Professional Geoscientist (P.G.) Texas, USA # 15140

c.	Certified Petroleum Geologist (C.P.G) The American Association of Petroleum Geologists #6254

3.	I am a member of the following professional organizations:

a.	Association of Professional Engineers and Geoscientists of Alberta (APEGA)

b.	American Association of Petroleum Geologists (AAPG)

c.	Society of Petroleum Engineers (SPE)

4.	I am a qualified reserves evaluator and reserves auditor as defined in:

a.	the “Canadian Oil and Gas Evaluation Handbook” as promulgated by the Society of Petroleum Evaluation Engineers (Calgary Chapter) and,

b.	the “Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information” as promulgated by the Society of Petroleum Engineers and incorporated into the “Petroleum Resource Management System” (SPE-PRMS).

5.	My contribution to the report entitled “Evaluation of the Prospective Resources of the March GL Greenland License, As of September 1, 2025” is based on my geoscience knowledge and the data provided to me by the Company, from public sources, and from the non-confidential files of Sproule ERCE.

6.	I have no interest, direct or indirect, nor do I expect to receive any interest, direct or indirect, in the properties described in the above-named report or in the securities of March GL Company.

/s/ Jeffrey Aldrich
Jeffrey Aldrich, L.P.G., P.Geo.

116258 Evaluation of the Prospective Resources of the March GL Greenland License	11

Certificate of Qualification

Mark Stouffer, P.E.

I, Mark Stouffer, Senior Petroleum Engineer of Sproule ERCE, 870, 1700 Broadway Street, Denver, Colorado, declare the following:

1.	I hold the following degrees:

a.	M.E. in Petroleum Engineering (1988), Texas A&M University, College Station, TX, USA

b.	B.S. in Petroleum Engineering (1983), The University of Tulsa, Tulsa, OK, USA

2.	I am a registered Professional:

a.	Professional Engineer (P.E.), State of Colorado, USA.

3.	I am a member of the following professional organizations:

a.	Society of Petroleum Engineers (SPE)

4.	I am a qualified reserves evaluator and reserves auditor as defined in:

a.	the “Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information” as promulgated by the Society of Petroleum Engineers and incorporated into the “Petroleum Resource Management System” (SPE-PRMS).

5.	My contribution to the report entitled “Evaluation of the Prospective Resources of the March GL Greenland License, As of September 1, 2025” is based on my engineering knowledge and the data provided to me by the Company, from public sources, and from the non-confidential files of Sproule ERCE.

6.	I have no interest, direct or indirect, nor do I expect to receive any interest, direct or indirect, in the properties described in the above-named report or in the securities of March GL Company.

/s/ Mark Stouffer
Mark Stouffer, P.E.

116258 Evaluation of the Prospective Resources of the March GL Greenland License	12

Certificate of Qualification

Alexey Romanov, Ph.D., P.Geo.

I, Alexey Romanov, Principal Geoscientist of Sproule ERCE, 900, 140 Fourth Avenue SW, Calgary, Alberta, declare the following:

1.	I hold the following degrees:

a.	Ph.D. Eng. (2007), Kazan State Technological University, Kazan, Russia

b.	M.Sc. Reservoir Evaluation and Management (2004), Heriot-Watt University, Edinburgh, UK

c.	M.Sc. (Honours), Petroleum Geology (2003), Kazan State University, Kazan, Russia

2.	I am a registered Professional:

a.	Professional Geoscientist (P.Geo.), Province of Alberta, Canada

3.	I am a member of the following professional organizations:

a.	Society of Petroleum Engineers (SPE)

b.	Association of Professional Engineers and Geoscientists of Alberta (APEGA)

c.	Canadian Energy Geoscience Association (CEGA)

4.	I am a qualified reserves evaluator and reserves auditor as defined in:

a.	the “Canadian Oil and Gas Evaluation Handbook” as promulgated by the Society of Petroleum Evaluation Engineers (Calgary Chapter) and,

b.	the “Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information” as promulgated by the Society of Petroleum Engineers and incorporated into the “Petroleum Resource Management System” (SPE-PRMS).

5.	My contribution to the report entitled “Evaluation of the Prospective Resources of the March GL Greenland License, As of September 1, 2025” is based on my geoscience knowledge and the data provided to me by the Company, from public sources, and from the non-confidential files of Sproule ERCE.

6.	I have no interest, direct or indirect, nor do I expect to receive any interest, direct or indirect, in the properties described in the above-named report or in the securities of March GL Company.

/s/ Alexey Romanov
Alexey Romanov, Ph.D., P.Geo.

116258 Evaluation of the Prospective Resources of the March GL Greenland License	13

2.	Background

March GL requested Sproule ERCE to review prior reports that March GL held in its files and delivered to Sproule ERCE in order to conduct an independent review of the hydrocarbon prospectivity of the three licenses and prospective resources that could be discovered with future drilling programs. Figure 1, below, is the location of the three licenses in Eastern Greenland.

Figure 1: Location Map (from Company).

116258 Evaluation of the Prospective Resources of the March GL Greenland License	14

The Jameson Land basin, in Greenland, is a large Mesozoic and Paleozoic sedimentary basin (>8,000 km² license area), that remains a frontier basin with no commercial discoveries, but abundant leads and prospects identified mostly from sparse 2D seismic and analogue outcrop studies, Figure 2.

Fleming Fjord
Nathorst Fjord
Carlsberg Fjord
Schuchert Dal
Olympen
Parnas
Fossilbjerget
Mikael Bjerg
Hall
Bredning
Katedralen
Constable Pynt
Moskusoksekløft
Astartekløft
Hurry Inlet
Dinosauruskløft
25000m
70°30'N
Major dikes/sills
Faults
Ice
Rivers
Quaternary
Cenozoic
Paleogene
Paleogene basalts
Hartz Fjeld Fm (Milne Land)
Hesteelv Fm
Raukelv Fm
Hareelv Fm, Salix Dal Mb
Hareelv Fm, Sjællandselv Mb
Hareelv Fm, Katedralen Mb
Olympen Fm
Fossilbjerget Fm/Pelion Fm
Niell Klinter Gp
Kap Stewart Gp
Kap Leslie Fm (Milne Land)
Charcot Bugt Fm (Milne Land)
Flemming Fjord Fm
Gipsdalen Fm
Pingo Dal Fm
Wordie Creek Fm
Triassic, undivided
Permian
Carboniferous
Devonian
Basement
Core-well
20 km

Figure 1.1. Geological map of Jameson Land and Liverpool Land with wells, ARCO seismic data (black lines) and GGO's licence area shown (red dotted line). GEUS boreholes Blokelv-1 and Hareelv-1 are indicated. Also shown are boreholes drilled by Avannaa in east Jameson Land south of Carlsberg Fjord (Klitdal area).

Figure 2: Geologic Map of Jameson Land Basin, Greenland Showing 2D Seismic Database (From Company).

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The basin contains thick sedimentary sequences (up to >20 km locally) from Permian through Jurassic, overlain by Tertiary volcanic cover and extensive intrusive igneous bodies affecting seismic imaging. Recent reports (2024) provide a state-of-the-art petroleum system audit with detailed seismic interpretation limited by data quality and sparse control. Historical archival work (1987 and earlier) contextualizes basin formation, stratigraphy, structural complexity, and petroleum play assessment including source rock quality and reservoir characterization. Despite uncertainty and data limitations, multiple independent investigations agree on the presence of:

●	Multiple organic-rich source intervals (notably Upper Permian Ravnefjeld and Upper Jurassic Hareelv formations) that are proven to be hydrocarbon-prone.

●	Significant carbonate build-ups of Permian age (Wegener Halvo Formation) with evidence of overlying source rocks and substantial reservoir potential.

●	Alluvial/fluvial sandstone plays of Triassic to Jurassic age validated by outcrop analogues and seismic data, with potential for both stratigraphic and structural traps.

●	Complex faulting and igneous intrusion patterns that could impact trap integrity and migration pathways.

Estimated prospective volumes remain uncertain but range from billions of barrels in place, with migration modeling suggesting good charge potential particularly in the Permian carbonate build-up plays and Jurassic sandstones. Future work hinges on additional seismic (2D/3D), targeted drilling, and geochemical calibration to reduce risk and clarify trap/reservoir distribution [GaffneyCline, 2024]; [ARCO Geological Report, 1987].

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3.	Geological Setting

3.1	Basin Formation

The Jameson Land basin history initiated with late Paleozoic extension during a post-Caledonian orogeny, the basin is a northwest-trending fault-controlled rift basin with a complex structural history involving wrench faulting, extension, and gravitational sliding. Sediment thickness varies with paleotopography and tectonics; the main depocenters include the deep southern Jameson Land sub-basin and the shallower Scoresby Land sub-basin. The basement underlying the sedimentary section comprises Archean-Proterozoic crystalline complexes with complex polyorogenic deformation and late Caledonian orogenic overprints.

3.2	Stratigraphy

Sedimentation spans from Devonian through Cretaceous as shown in Figure 3, summarized as:

●	Devonian through Lower Permian continental fluvial/alluvial and lacustrine deposits (>10 km thick in parts).

●	Upper Permian marine transgressive carbonate platform and related evaporites (Karstryggen and Wegener Halvo formations) with up to 1,000 m thick carbonates locally.

●	Overlying Upper Permian organic-rich black shales (Ravnefjeld Formation) with anoxic bottom water conditions.

●	Triassic fluvial to marginal marine sequences with thick clastics (Wordie Creek, Pingo Dal, Gipsdalen formations).

●	Jurassic marine-dominated strata including deltaic to shelfal sandstones (Kap Stewart, Neill Klinter, Vardekloft, Harrelv formations).

●	Mesozoic/Tertiary volcanic cover (Tertiary basalts and intrusive sills/dykes) with limited areal extent onshore but affecting seismic imaging. [[ARCO, 1987]].

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Jameson Land
Lithostratigraphy
CENOZOIC
MESOZOIC
PALAEOZOIC
NEOGENE
PALEOGENE
CRETACEOUS
JURASSIC
TRIASSIC
PERMIAN
CARBONIFEROUS
DEVONIAN
Miocene
Oligocene
Eocene
Paleocene
Late
Early
Mid
Lopingian
Guadalupian
Cisuralian
Tortonian
Burdigalian
Chattian
Rupelian
Priabonian
Bartonian
Lutetian
Ypresian
Thanetian
Selandian
Danian
Maastrichtian
Campanian
Santonian
Coniacian
Turonian
Cenomanian
Albian
Aptian
Barremian
Hauterivian
Valanginian
Berriasian
Tithonian
Kimmeridgian
Oxfordian
Aalenian
Toarcian
Pliensbachian
Sinemurian
Hettangian
Rhaetian
Norian
Carnian
Ladinian
Anisian
Wuchiapingian
Capitanian
Wordian
Roadian
Kungurian
Artinskian
Sakmarian
Asselian
Gzhelian
Kasimovian
Moscovian
Bashkirian
Serpukhovian
Visean
Tournaisian
Famennian
Frasnian
Givetian
Eifelian
Emsian
Pragian
Lochkovian
Continental deposits

18

GEUS

Figure 3: Stratigraphic Chart

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4.	Petroleum System

4.1	Primary Source Rocks

4.1.1	Ravnefjeld Formation (Upper Permian):

●	Organic rich black shale, TOC averages ~3-4%, HI up to 450 mg HC/g TOC, kerogen type II— oil-prone.

●	Thickness locally up to 1,000 m in basin center, total volume sufficient to generate up to ~40 billion barrels oil.

●	The thermal maturity uncertainties are due to lack of well control and suspected substantial Tertiary uplift and erosion (~600-1,800 ft of erosion suggested). Many mature parts of the basin may have exceeded oil window.

●	Migration pathway uncertainties are also due to a lack of well control and the effect of Tertiary volcanic intrusions.

●	The lowest risk migration pathways will be short lateral distances from the kerogen-rich intervals to overlying carbonate build-ups, with the Ravnefjeld shale serving as both source and regional seal. [[GaffneyCline 2024; ARCO 1987]].

4.1.2	Hareelv Formation (Upper Jurassic):

●	Marine black shales with elevated TOC (~6%) and HI (~210), type II/III kerogen mix with oil and gas potential.

●	These shales are comparable to the North Sea Kimmeridge Clay, and geochemical biomarker studies link Upper Jurassic oil in Jameson Land to this formation and correlate well with Norwegian hydrocarbon analogues.

●	Thickness is several hundred meters in places, with source maturity modeled variably due to geothermal gradient and uncertain uplift—likely entered oil window within basin depocenters.

●	The surface oil shows in Jameson Land and seepages at Kap Savoia support concept of an active charge from Jurassic source rocks. [[GaffneyCline 2024; ARCO 1987]].

4.2	Secondary Source Rocks

●	No comprehensive secondary source clearly defined beyond primary source intervals, though Jurassic source potential may imply secondary generation phases.

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4.2.1	Other Potential Sources:

●	Triassic Graklint Beds organics are patchy and generally leaner but some samples indicate local source potential.

●	Carboniferous sediments are locally organic-rich but not extensive in Jameson Land.

●	Lower Jurassic (Kap Stewart) shales have variable organic content potentially adding to regional gas potential. [[GaffneyCline 2024; ARCO 1987]].

4.3	Primary Reservoir Rocks

4.3.1	Wegener Halvo Formation [P] (Upper Permian Carbonates):

●	Carbonate buildups/reefs on structural highs and shelf margins with thickness locally reaching 100-300 m (up to 500 m deeper in the subsurface).

●	Reservoir lithologies: algal bafflestones, bryozoan grainstones, packstones, evaporite-associated facies.

●	Measured porosities: outcrop data ~8-12%, core data lower (~4%), likely bias due to sampling methods and diagenetic alterations.

●	Reservoir continuity is plausible but is most likely affected by faulting and variable seal integrity.

●	Structural and stratigraphic traps have been identified; large-scale subtler reef complexes inferred from seismic. [[ARCO 1987; GaffneyCline 2024]].

4.3.2	Wordie Creek Formation [WCC] & Gipsdalen [G] (Upper Permian to Lower Triassic Sandstones):

●	Fluvial/alluvial and marine sandstones with channelized geometry.

●	Porosities from outcrop ~12%, with sandstone thickness 5-30 m in channels and up to 70 m stacked in seismic interpretation.

●	Potentially acting as a secondary reservoir, mainly stratigraphic traps from channel fills and pinch-outs. [[GaffneyCline 2024; ARCO 1987]].

4.3.3	Kap Stewart Formation [KS] (Lower Jurassic):

●	Marine and deltaic sandstones with significant thickness (hundreds of meters in areas).

●	Porosity averaging 13-16%, with good reservoir quality supported by outcrop and regional analogues.

●	Reservoir sandstones placed in proximity to source and seal intervals, supporting potential stratigraphic traps especially in shelf-edge settings. [[GaffneyCline 2024; ARCO 1987]].

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4.3.4	Neill Klinter [NK], Vardekloft [V], and Upper Jurassic Formations:

●	Marine sandstones and mudstones with varying porosity (Vardekloft up to 20%+ in places).

●	Jurassic sandstones act as potential reservoirs with confirmed lateral continuity and proximity to source.

●	Upper Jurassic Hareelv sandstones will most likely be important reservoirs but limited spatially and overlain/unconformably by unconformities therefore truncated locally. [[GaffneyCline 2024; ARCO 1987]].

4.4	Secondary Reservoir Rocks

●	May include Triassic sandstones and lesser-known facies in Jurassic intervals, depending on burial and diagenetic history.

●	The Devonian clastic formations are inadequately described in outcrop yet could be a significant reservoir particularly along the shallower margins of the basin.

4.5	Seal Rocks

●	Primary seal for Permian carbonates: overlying Upper Permian Ravnefjeld shale (organic rich, basin-wide).

●	Seal for Triassic reservoirs: intraformational shales, evaporites (Karstryggen), and stratigraphic pinch-outs.

●	Jurassic seals: marine shales within Kap Stewart, Neill Klinter, and intraformational shales associated with Upper Jurassic sequences.

●	Regional seal effectiveness affected by faulting, tectonic disruption, and igneous intrusion damage but generally continuous in basin interior. [[ARCO 1987; GaffneyCline 2024]].

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5.	Known Prospects Types with Updated Assessment

5.1	Permian Carbonate Buildups (Wegener Halvo) and Associated Plays:

●	Large-scale reef/reefal carbonate complexes identified via seismic and outcrop tying.

●	Possess potential closure and stacking thicknesses on 10s of km² scale, thicknesses up to 100s meters.

●	Leads include complex structural-stratigraphic geometries; however, limited seismic coverage challenges detailed trap definition.

●	Very high likelihood of good migration path given source proximity and presence of overlying source shales.

●	Estimated prospective volumes per major leads in the 10s to 100s million barrels, ultimately scaling with trap extent and connectivity improvements on further data. [[GaffneyCline 2024]].

5.2	Triassic Incised Channels and Fluvial Sandstone Leads:

●	Spatially constrained, potentially reservoir quality sandstone bodies with likely stratigraphic traps.

●	Extensive lacustrine and marginal marine facies with nearby source intervals.

●	Prospective volumes smaller, though they may serve as secondary targets in stacked plays. [[GaffneyCline 2024; ARCO 1987]].

5.3	Jurassic Shelf and Deltaic Sandstone Plays:

●	Proven reservoir sandstone units with fair to excellent reservoir properties.

●	Newer exploration possible in structural and stratigraphic traps, although Tertiary uplift and erosion impact maturity and depth preservation. [[GaffneyCline 2024]].

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6.	Play Summary Table

Table 3: Play Summary.

Prospect Name	Approx Areal Size (km²)	Key Reservoir(s) Evaluation	Seal(s)	Charge	Notes
PC	~20-40	Permian Carbonate (Wegener Halvo)	Ravnefjeld shale (Upper Permian)	Moderate to Good	Fault uncertainty complicates closure definition
PG	~15-32	Permian Carbonate	Ravnefjeld shale	Moderate	Faulting and intrusion complicate reservoir continuity
PQ	~15-30	Permian Carbonate	Ravnefjeld shale	Moderate	Possible masking by intrusions
GA	~113-287	Triassic clastic (Gipsdalen)	Triassic shales/evaporites	Lower charge confidence	Large stratigraphic package; less understood trap style
KS2	~50-100	Jurassic sandstones (Kap Stewart)	Jurassic shales	Low	Unconfirmed stratigraphic geometry
WCC	Unknown	Permian to Triassic sandstone	Shale seal	Low	Data sparseness limits evaluation
PU	~10-17	Permian Carbonate	Ravnefjeld shale	Moderate	Intrusive bodies complicate interpretation
PR	Unknown	Permian Carbonate	Ravnefjeld shale	Moderate	Faulting and seal integrity concerns
G5	Unknown	Permian/Triassic sandstone	Evaporite/Shale seals	Low to Moderate	Multiple stacked intervals possible
Others	Numerous	Mixed carbonate/sandstone plays	Varied	Varied	Overall exploration still high risk

Table 4: Summary Table of Leads Relative to Basin Depth.

Lead Name	Location Relative to Basin Depth	Notes
PC	Deep Central Basin	Adjacent to thick sediment accumulation
PQ	Deep Central Basin	Near PC, within thick basin fill
KS2	Deep Basin	Thick Jurassic section in deep basin
GA	Basin Axial Zone	Overlapping thick basin depocenter
G5	Deep Basin Area	Related to basin center structures
PG	Near Deep Basin	Slightly offset from PC and PQ
WCC	Shallower Basin Margin	Less sediment thickness
PU	Basin Margin	Near uplifted blocks
PR	Basin Margin	Structural complexity lies on edges
GC	Basin Margin	Sediment thinning noted

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7.	Background Activity

The Jameson Land Basin has decades of exploration history primarily conducted by ARCO Oil and Gas Company from 1985 to 1990. There was no exploration activity for twenty-five years until White Flame Energy (WFE) then won an open tender for blocks 2015/13 and 2015/14 in 2014 and applied for and won 2018/40 in 2018. In 2025 80 Mile (formerly Bluejay Mining) acquired White Flame Energy. Over the course of this time the Geological Survey of Denmark and Greenland (GEUS) has conducted several geological and geophysical investigations.

ARCO’s work consisted of acquiring the 2D seismic data, outcrop sampling with geochemical analysis, and airborne gravity and magnetic data acquisition. WFE and 80M have both reprocessed much of the 2D seismic data as has the Greenland Geological Survey. Despite decades of evaluations and multiple prospects identified there has yet to be a single exploration well drilled in the Jameson Land Basin. ARCO’s decision to withdraw from Greenland has been attributed to the sharp oil price decline of 1986. Thus, to date, there are no commercial oil discoveries in the basin despite decades of surface exploration.

8.	Volumetrics

Sproule ERCE reviewed the volumetric spreadsheets of 80M and GCA. GCA’s spreadsheet was limited to ten prospects while 80M evaluated fifty-eight prospects. Of the ten prospects that were evaluated by both companies there were both similarities and major differences between the two approaches. GCA used a more simplistic deterministic, single volume approach while 80M provided three different assessments that all used ranges of Low Case to High Case assessments. Both companies assessed the Geological Risk of the prospects and both companies provided some explanation as to the methodology of the choice of reservoir factors used such as porosity, net pay, shape factor, water saturation, and formation volume factor.

Sproule ERCE calculated a probabilistic range of Original Oil in Place (OOIP) and a Gross Recoverable Oil for each individual prospect of the fifty-eight prospects on the 80M list. As the GCA single factor was within the Low to High range of 80M and the 80M range was reasonable and matched data from the ARCO and GUES reports Sproule ERCE used the 80M reservoir parameters as inputs to the probabilistic runs. Sproule ERCE set the distributions of the factors as noted in Appendix A and the values used can be reviewed in Appendix A. The results of the probabilistic runs are shown in Appendix B.

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9.	March GL Proposed Drilling Program

March GL has transmitted to Sproule ERCE maps showing three proposed drill locations for the Phase I Exploration Program. Figure 4, below.

Figure 4: Detail Map of March GL’s Drilling Locations for OPW 1 and OPW 9

Figure 5: Detail Map of March GL’s Drilling Locations for OPW 6

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The three locations, OPW1, OPW6, and OPW9 each target multiple reservoirs. Thus, by drilling each well it will de-risk several of the formations of the next wells and inform decisions of where best to advance the exploration program on a go-forward basis.

The first location, OPW1, targets the most horizons, by having potential reservoirs at the KS1 (Kap Stewart), GA (Gipsdalen), GC (Gipsdalen), GB (Gipsdalen) and G3/G4 (Gipsdalen).

The second location, OPW6, advances the program by targeting new horizons; the NK2 (Kap Stewart), G2 (Gipsdalen), and PF (Wegener Halvo).

The first two locations have a rig and logistics contracted for mobilization in the second quarter of 2026 and the spudding of the first well in the summer of 2026. The company has contracted with third party service companies that have extensive arctic experience, in Siberia and in northern Canada.

The third location, OPW9, has one new horizon, the KS2 (Gipsdalen), and if there is positive encouragement from either of the first two wells there are targets in the GA horizon (derisked with information from the OPW1 well) and the NK2 horizon (derisked from the OPW6 well).

10.	Risking

The Company has not drilled any wells on its properties and thus has yet to have the opportunity to establish the commercial viability of any hydrocarbon accumulations. All estimates of potential future recovery are prospective in nature and highly speculative. By definition, no reserves can be attributed to undrilled acreage until penetrated by a wellbore and adequately tested. Prospective Resources are the estimated quantities of petroleum or other commercial gases that may potentially be recovered by the application of a future development project related to undiscovered accumulations. These estimates have both an associated risk of discovery and a risk of development. Further exploration, appraisal and evaluation are required to determine the existence of a significant quantity of potentially recoverable hydrocarbons.

10.1	Risk of Discovery

Each prospect has an individual risk of discovery which is stated as the inverse as the Chance of Success (CoS). The Geological Chance of Success (Pg) is defined as the product of the CoS of four factors: the chance of adequate reservoir development, the chance of adequate seal development, the chance of adequate source rock development, and the chance of adequate trap development. In frontier basins the typical Pg for a target prospect formation is between 5-10%. Both 80M and GCA had access to detailed prospect level information and provided individual prospect level risk analysis. 80M provided it for all fifty-eight prospects while GCA provided it for only the ten largest prospects. Sproule ERCE evaluated both the 80M and GCA Pg estimates for the ten largest prospects and determined that GCA was both more conservative and appeared to be more consistent. Thus, Sproule ERCE adopted the GCA methodology, by formation, for the rest of the un-risked prospects. The Pg estimates shown are

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either the GCA estimates, or if GCA did not provide an estimate then the Sproule ERCE calculation of what GCA would have estimated the prospect Pg. If a new exploration well has the opportunity to drill for multiple untested target formations, then each formation must be evaluated independently for their unique Pg value. To determine the CoS of the well, the chance that at least one of the formations will be a success, it must be first determined what the composite failure case, aka Chance of Failure, (CoF) is, what the chance is that every target formation is a failure. The CoS of the well is then 1-CoF.

Table 5 summarizes the expected range of prospective resources from the first three wells and the geological risking (Chance of Success (Pg)) for each targeted horizon in each well and the overall Chance of Failure (CoF) and Chance of Success (CoS) for each well. The prospective resource volumes that are stated in Table 5 are from Sproule ERCE’s probabilistic estimates.

Table 5: March GL’s First Three Drilling Locations.

Drilling		Reservoir	Depth	1U	2U	3U
Location	Prospect	Level	(m)	P90	Pmean	P10	Pg	CoF
OPW 1	KS1	Kap Stewart	1,554	7.2	35.0	114.4	0.03	0.97
	GA	Gipsdalen	1,980	124.2	696.1	2,519.7	0.04	0.96
	GC	Gipsdalen	2,163	18.5	61.3	163.8	0.06	0.94
	GB	Gipsdalen	2,558	10.5	18.7	28.7	0.05	0.95
	G3/G4	Gipsdalen	3,413	19.2	58.9	150.4	0.04	0.96
	Total (mmbbls)			179.5	870.1	2,977.0	Well CoF	0.80
	Risked Mean (mmbls)				175.5		Well CoS	0.20
OPW 6	NK2	Neill Klinter	1,089	39.5	162.0	496.5	0.03	0.97
	G2	Gipsdalen	3,860	20.8	125.8	474.4	0.05	0.95
	PF	Wegener Halvo	4,498	13.2	50.4	145.7	0.02	0.98
	Total (mmbbls)			73.5	338.2	1,116.6	Well CoF	0.90
	Risked Mean (mmbls)				32.8		Well CoS	0.10
OPW 9	GA	Gipsdalen	1,089	124.2	696.1	2,519.7	0.03	0.97
	KS2	Kap Stewart	1,980	42.14	193.02	629.19	0.04	0.96
	NK2	Neill Klinter	2,151	39.5	162.0	496.5	0.04	0.96
	Total (mmbbls)			205.8	1,051.1	3,645.4	Well CoF	0.89
	Risked Mean (mmbls)				111.5		Well CoS	0.11

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The Well CoS for the first well to be drilled in this frontier basin is estimated to be 20% which is very high for a frontier basin. What elevates the chance of success the opportunity to target multiple prospects with a single vertical well. Risked Mean Volumes of single wells are values that are only useful as a ranking measure within a portfolio in order to assess one opportunity against other opportunities as Risked Mean Volumes are not the equivalent of the expected outcomes. Prior to any wells being drilled the current geologic risk assessment has Permian Formations as the highest risk due to high structural and maturity risk. The Ravenfjeld source rocks may be overmature over much of the Jameson Land Basin, however this is not proven. Some theoretical basin modeling profiles indicate that Permian reservoirs may be more gas prone than oil prone, while other place the Permian carbonate reservoirs within the oil window.

Triassic and Jurassic stratigraphic trap reservoirs, such as the Gipsdalen and the Kap Stewart formations, have a risk of seal integrity and trap definition due to the widely spaced 2D seismic lines.

Sproule ERCE was not given access to the seismic database, prospect level maps nor detailed outcrop descriptions and maps. Both the 80M and the GCA individual prospect risking tables were evaluated and based on global undrilled frontier basin averages the GCA assessment of prospect risk was deemed to be both more conservative and more appropriate for the undrilled maturity of the Jameson Land Basin. Therefore, Sproule ERCE has used the GCA prospect risk assessment as the basis for all fifty-eight prospects. With multiple targets the composite CoS of these frontier exploration wells, from 10% to 20%, places them well above the global standard for frontier basin exploration risk.

10.2	Risk of Development

The risk of development is assessed with the assumption that a discovery is made and therefore the question that needs to be answered is what the chance is that discovery will be developed (Pc). To make that assumption the 2U case is generally taken as the development volume that needs to be reviewed for the probability of development. It is unlikely that every target of every well will be successful, the total volume of all target horizons, therefore the volume used is the 2U Mean volume. In the case of each of the three wells the 2U Mean volume exceeds 100 million barrels of oil. If an oil discovery that exceeded 100 million barrels were made on the March GL licenses, it is logical to conclude that the field would be commercial. However, there are other considerations for the first oil production development facility in Greenland such as allowing for the arctic conditions, access to seaways, obtaining all necessary permits and construction of port facilities thus, the Pc is estimated to be 0.80. The arctic presents operational challenges, however, the location of the first drilling locations are ice free, and near coastlines within the fjords allowing access to the eastern ocean shipping lanes. The Company has been proactive with the Greenland government concerning all permits and environmental legislation required to conduct both exploration and development activities. The third-party engineering firms the company has contracted with are globally recognized as experts in arctic oil and gas development operations and logistics.

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11.	Conclusions and Remarks

Integrating the recent detailed audit (2024) with the comprehensive archival geological and geophysical data (1987 ARCO report) and the 80 Mile assessment:

a)	Positive Factors:

○	Confirmed are four main petroleum systems with effective source-reservoir-seal assemblages dominating the Permian and Jurassic intervals.

○	The carbonates of the Permian age (Wegener Halvo) coupled with overlying pyrobitumen-rich shale (Ravnefjeld) define the most compelling primary play, structurally subtle but stratigraphically robust.

○	Jurassic siliciclastic units offer promising secondary play opportunities, pending further seismic upgrades and maturation analysis.

○	Three primary prospects have been identified with multiple valid exploration targets at each site. This lowers the exploration risk for each of these exploration wells.

○	Volumetric Estimates at both the basin and at the Prospect level exceed economic levels required to support an exploration drilling program.

b)	Mitigating Factors that Require Evaluation:

○	Structural complexity and pervasive igneous intrusions remain fundamental exploration challenges, requiring significant data enhancement and drilling campaigns.

○	Thermal maturity remains uncertain due to lack of well calibration and significant Tertiary uplift and erosion, implicating exploration risk and potential need for advanced thermal modeling.

○	Gravity and magnetic data support deep-seated basement architecture interpretations consistent with seismic observations but require further inversion/modeling.

Future exploration should prioritize improved seismic surveys, geochemical analyses of source rock maturity and lateral extent, and exploration drilling targeting large carbonate build-ups and stacked sandstone units adjacent to mapped source kitchen areas.

11.1	Cautionary Statement on Exploration Activities

The Company is an exploration stage oil and gas company with no reserves. All of the Company’s properties are undrilled exploration acreage. The Company has not established the commercial viability of any oil or gas accumulations and may never do so. Any potential for future hydrocarbon recovery is highly speculative and uncertain. Investors should carefully consider the high-risk nature of oil and gas exploration before making investment decisions.

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11.2	Disclaimer

Sproule ERCE has utilized internal licensed Artificial Intelligence Large Language Models to assist in reviewing provided documentation and organizing sections of this report. All sections of this report have been reviewed by subject matter experts for accuracy and consistency.

12.	References

●	GaffneyCline (2024) Independent Audit Report, White Flame Energy Ltd.

●	ARCO (1987) Geological and Geophysical Interpretation, Jameson Land, East Greenland.

●	Additional archival seismic and gravity data (1987) Reports, Geological Survey of Denmark and Greenland.

●	IPT (2025) High Level Undiscounted Cash Flow Analysis of Greenland Project Assets, Jameson Land, Greenland.

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Locations

Corporate Headquarters

140 Fourth Avenue SW, Suite 900

Calgary, AB

Canada, T2P 3N3

T +1 403 294 5500

TF +1 877 777 6135

Mexico	United Kingdom
Mexico City	London
T +52 55 2618 7278	T +44 (0) 20 8256 1150

Netherlands	Australia
The Hague	Perth
T +31 70 833 0033	T +61 89322 2675

United States	Malaysia
Denver	Kuala Lumpur
T +1 303 227 0270	T +603 2615 2733

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Appendix A: Probabilistic Factors used for Volumetric Analysis

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Appendix B: Individual and Total Gross Unrisked Prospect Volumes

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